Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2024 RESULTS

New Operating Segments

Double Digit Revenue Growth

Declares Quarterly Cash Dividend of $0.05 Per Share Payable on December 31, 2024

SANTA MONICA, CALIFORNIA, November 6, 2024 – Entravision Communications Corporation (NYSE: EVC), a media and advertising technology company, today announced financial results for the three- and nine-month periods ended September 30, 2024.

"During the third quarter we realigned our operating segments into two segments: Media and Advertising Technology & Services. Our media segment consists of sales of advertising through various media, including television, radio and digital. Our advertising technology & services segment consists of Smadex, our programmatic ad purchasing platform, and Adwake, our mobile growth solutions business," said Michael Christenson, Chief Executive Officer.

Mr. Christenson continued, "Our net revenue from continuing operations increased 25% in the third quarter of 2024 compared to the same quarter in 2023, driven primarily by growth in political advertising revenue and Smadex. Our balance sheet remains strong, and we are focused on providing highly-rated news and content to our audiences, strengthening our digital marketing solutions in combination with our television and radio offerings, and continuing to grow Smadex."

Unaudited Financial Highlights (In thousands, except share and per share data)

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Net revenue	$97,156	$77,420	25%	$257,986	$218,787	18%
Cost of revenue (1)	26,801	21,393	25%	73,883	57,910	28%
Operating expenses (2) (5)	52,729	40,648	30%	144,983	121,523	19%
Corporate expenses (3) (5)	6,930	13,292	(48)%	29,989	35,836	(16)%
Foreign currency (gain) loss	(121)	269	*	120	1,274	(91)%

Net income (loss) from continuing operations	$(10,841)	$(6,103)	78%	$(14,619)	$(19,945)	(27)%
Net income (loss) from discontinued operations, net of tax	$(1,139)	$8,822	*	$(77,931)	$22,716	*
Net income (loss) attributable to common stockholders	$(11,980)	$2,719	*	$(92,550)	$2,771	*

Cash flows from operating activities	$10,851	$22,026	(51)%	$61,922	$69,117	(10)%
Free cash flow (4)	$9,299	$17,003	(45)%	$55,633	$49,236	13%

Net income (loss) per share from continuing operations, basic and diluted	$(0.12)	$(0.07)	71%	$(0.16)	$(0.23)	(30)%

Net income (loss) per share from discontinued operations, basic and diluted	$(0.01)	$0.10	*	$(0.87)	$0.26	*

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.13)	$0.03	*	$(1.03)	$0.03	*

Weighted average common shares outstanding, basic and diluted	89,987,110	87,995,567		89,776,075	87,803,770

(1)
Consists of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

Entravision Communications

(2)
Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $2.1 million and $2.3 million of non-cash stock-based compensation for the three-month periods ended September 30, 2024 and 2023, respectively, and $5.0 million and $6.0 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2024 and 2023, respectively.
(3)
Corporate expenses include $1.6 million and $4.4 million of non-cash stock-based compensation for the three-month periods ended September 30, 2024 and 2023, respectively, and $8.0 million and $9.8 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2024 and 2023, respectively.
(4)
Free cash flow is defined as cash flows from operating activities less cash paid for capital expenditures.
(5)
Effective July 1, 2024, with the realignment of our operations and reassignment of certain responsibilities, certain costs that were previously included as corporate expenses, primarily salaries, are now included in operating expenses.

Net revenue for the three- and nine-month periods ended September 30, 2024 increased primarily due to an increase in advertising revenue from our media segment, and an increase in advertising revenue from our advertising technology & services segment. The increase was partially offset by decreases in spectrum usage rights revenue and retransmission consent revenue in our media segment.

Cost of revenue for the three- and nine-month periods ended September 30, 2024 increased primarily due to the increase in digital advertising revenue.

Operating expenses for the three- and nine-month periods ended September 30, 2024 increased primarily due to an increase in salaries, primarily associated with the expansion of our news programming in our media segment, and increases in salaries and cloud infrastructure expenses associated with the increase in revenue in our advertising technology & services segment. Additionally, effective July 1, 2024, with the realignment of our operations and reassignment of certain responsibilities, certain costs that were previously included as corporate expenses, primarily salaries, are now included in operating expenses.

Corporate expenses for the three-month period ended September 30, 2024 decreased primarily due to a decrease in salaries and bonus expense, a decrease in non-cash stock-based compensation, a decrease in professional services expense, and a decrease due to the realignment of our operations as noted above. This decrease was partially offset by an increase in audit fees.

Corporate expenses for the nine-month period ended September 30, 2024 decreased primarily due to a decrease in salaries and bonus expense, a decrease in non-cash stock-based compensation, a decrease in professional services expense, and a decrease due to the realignment of our operations as noted above. This decrease was partially offset by an increase in severance expense.

New Operating Segments

Effective July 1, 2024, we have realigned our operating segments into two segments – media and advertising technology & services – consistent with our current operational and management structure. Our media segment consists of sales of advertising through various media, including television, radio and digital. We own and/or operate 49 primary television stations and 44 radio stations (37 FM and 7 AM), reaching and engaging U.S. Latinos. Our advertising technology & services segment consists of programmatic ad services through Smadex, our demand side programmatic ad platform, and Adwake, our mobile growth solutions business.

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.05 per share on the Company's Class A and Class U common stock, in an aggregate amount of $4.5 million. The quarterly dividend will be payable on December 31, 2024 to shareholders of record as of the close of business on December 16, 2024 . The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. These non-GAAP financial measures include Consolidated EBITDA and Free Cash Flow. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 8.

Consolidated EBITDA

We use the term “consolidated EBITDA” because that term is defined in our 2023 Credit Agreement. Under the terms of our 2023 Credit Agreement, consolidated EBITDA is a measure that governs several critical aspects of our 2023 Credit Facility, including, among other things, financial covenants with which we must comply and financial ratios which we must maintain in order to borrow funds needed for the operation of our business and with respect to the interest rates that we pay on our 2023 Credit Facility. For example, our 2023 Credit Agreement contains a total net leverage ratio financial covenant. The total net leverage ratio, or the ratio of consolidated total debt (net of up to $50.0 million of unrestricted cash) to trailing-twelve-month consolidated EBITDA, affects both our ability to borrow from our Revolving Credit Facility and our applicable margin for the interest rate calculation. Under our 2023 Credit Agreement,

Entravision Communications

our maximum total leverage ratio may not exceed 3.25 to 1.00. In addition, our 2023 Credit Agreement contains an interest coverage ratio financial covenant (calculated as set forth in the 2023 Credit Agreement), with a minimum permitted ratio of 3.00 to 1.00.

Therefore, we believe that it is important to disclose consolidated EBITDA to our investors to understand our compliance with these, and certain other, terms of our 2023 Credit Agreement. While many in the financial community and we consider consolidated EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance and liquidity prepared in accordance with accounting principles generally accepted in the United States of America, such as operating income (loss), net income (loss) and cash flows from operating activities. Consolidated EBITDA has certain limitations because it excludes and includes several important financial line items as noted above. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated EBITDA is also used to make executive compensation decisions.

We calculate Consolidated EBITDA as net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, change in fair value of contingent consideration, non-recurring cash severance and restructuring charge, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.

Free Cash Flow

We use the term free cash flow as a measure of our liquidity and we believe that it is a useful indicator for potential investors of our ability to implement growth strategies and service our debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of cash flows as a measure of liquidity.

We calculate free cash flow as cash flow from operating activities less capital expenditures.

Balance Sheet and Related Metrics

Cash and marketable securities as of September 30, 2024 totaled $93.1 million. Total debt as defined in the Company’s credit agreement was $187.8 million. Net of $50 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 3.0 times as of September 30, 2024. Net of total cash and marketable securities, total leverage was 2.0 times.

Consolidated EBITDA, as defined in our 2023 Credit Agreement was $15.1 million and $30.1 million for the three- and nine-month periods ended September 30, 2024.

Unaudited Segment Results (In thousands)

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Net Revenue
Media	$59,802	$48,746	23%	$154,801	$144,614	7%
Advertising Technology & Services	37,354	28,674	30%	103,185	74,173	39%
Total	$97,156	$77,420	25%	$257,986	$218,787	18%

Cost of Revenue (1)
Media	$4,881	$2,840	72%	$11,888	$7,661	55%
Advertising Technology & Services	21,920	18,553	18%	61,995	50,249	23%
Total	$26,801	$21,393	25%	$73,883	$57,910	28%

Operating Expenses (1)
Media	40,053	32,787	22%	113,005	99,043	14%
Advertising Technology & Services	12,676	7,861	61%	31,978	22,480	42%
Total	$52,729	$40,648	30%	$144,983	$121,523	19%

Corporate Expenses (1)	$6,930	$13,292	(48)%	$29,989	$35,836	(16)%

(1) Cost of revenue, operating expenses, and corporate expenses are defined on page 2.

Entravision Communications

Notice of Conference Call

Entravision will hold a conference call to discuss its third quarter 2024 results on Thursday, November 7, 2024 at 5:00 p.m. Eastern Time. To access the conference call, please dial 1-800-717-1738 or 1-646-307-1865 ten minutes prior to the start time. The call will also be available via live webcast on the investor relations portion of the company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a media and advertising technology company. In the U.S., we maintain a diversified portfolio of television and radio stations and digital advertising services that target Latino audiences. Our advertising technology business consists of Smadex, our programmatic ad purchasing platform, and Adwake, our mobile growth solutions business. Entravision remains the largest affiliate group of the Univision and UniMás television networks. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Mark Boelke	Roy Nir
Chief Financial Officer	VP, Financial Reporting and Investor Relations
Entravision	Entravision
310-447-3870	310-447-3870
ir@entravision.com	ir@entravision.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
Net revenue	$97,156	$77,420	$257,986	$218,787

Expenses:
Cost of revenue	26,801	21,393	73,883	57,910
Direct operating expenses	35,617	28,702	99,174	84,160
Selling, general and administrative expenses	17,112	11,946	45,809	37,363
Corporate expenses	6,930	13,292	29,989	35,836
Depreciation and amortization	3,882	4,733	13,049	11,948
Change in fair value of contingent consideration	(650)	(100)	(630)	621
Impairment charge	—	989	—	989
Foreign currency (gain) loss	(121)	269	120	1,274
	89,571	81,224	261,394	230,101
Operating income (loss)	7,585	(3,804)	(3,408)	(11,314)
Interest expense	(4,087)	(4,346)	(12,648)	(12,464)
Interest income	646	1,068	1,801	2,396
Dividend income	—	—	10	32
Realized gain (loss) on marketable securities	(1)	(33)	(110)	(94)
Gain (loss) on debt extinguishment	—	—	(91)	(1,556)
Income (loss) before income taxes	4,143	(7,115)	(14,446)	(23,000)
Income tax benefit (expense)	(14,984)	1,012	(173)	3,055
Net income (loss) from continuing operations	(10,841)	(6,103)	(14,619)	(19,945)
Net income (loss) from discontinued operations, net of tax	(1,139)	8,822	(77,931)	22,716
Net income (loss) attributable to common stockholders	$(11,980)	$2,719	$(92,550)	$2,771

Basic and diluted earnings per share:
Net income (loss) per share from continuing operations, basic and diluted	$(0.12)	$(0.07)	$(0.16)	$(0.23)

Net income (loss) per share from discontinued operations, basic and diluted	$(0.01)	$0.10	$(0.87)	$0.26

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.13)	$0.03	$(1.03)	$0.03

Cash dividends declared per common share, basic and diluted	$0.05	$0.05	$0.15	$0.15

Weighted average common shares outstanding, basic and diluted	89,987,110	87,995,567	89,776,075	87,803,770

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$90,258	$67,398
Marketable securities	2,826	13,172
Restricted cash	783	770
Trade receivables, net of allowance for doubtful accounts	69,758	70,082
Assets held for sale	-	301
Prepaid expenses and other current assets	31,763	16,863
Current assets of discontinued operations	-	217,269
Total current assets	195,388	385,855
Property and equipment, net	61,297	66,932
Intangible assets subject to amortization, net	4,890	7,100
Intangible assets not subject to amortization	195,174	195,174
Goodwill	50,673	50,674
Deferred income taxes	87	265
Operating leases right of use asset	41,742	42,868
Other assets	8,007	21,223
Noncurrent assets of discontinued operations	-	95,855
Total assets	$557,258	$865,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$-	$8,750
Accounts payable and accrued expenses	64,528	47,776
Operating lease liabilities	7,740	6,748
Current liabilities of discontinued operations	-	208,779
Total current liabilities	72,268	272,053
Long-term debt, less current maturities, net of unamortized debt issuance costs	186,902	197,884
Long-term operating lease liabilities	43,171	45,178
Other long-term liabilities	4,443	4,624
Deferred income taxes	43,111	46,849
Noncurrent liabilities of discontinued operations	-	33,072
Total liabilities	349,895	599,660

Redeemable noncontrolling interest - discontinued operations	-	43,758
Stockholders' equity
Class A common stock	8	8
Class U common stock	1	1
Additional paid-in capital	820,491	743,246
Accumulated deficit	(612,362)	(519,812)
Accumulated other comprehensive income (loss)	(775)	(915)
Total stockholders' equity	207,363	222,528
Total liabilities, redeemable noncontrolling interest and equity	$557,258	$865,946

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(11,980)	$2,719	$(92,550)	$2,771
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,882	7,356	17,007	20,336
Impairment charge	—	989	49,438	989
Deferred income taxes	(3,500)	(40)	(3,286)	(169)
Non-cash interest	63	85	223	264
Amortization of syndication contracts	112	118	339	358
Payments on syndication contracts	(108)	(125)	(337)	(366)
Non-cash stock-based compensation	3,688	7,032	12,422	17,053
(Gain) loss on marketable securities	1	33	110	94
(Gain) loss on disposal of property and equipment	23	(29)	206	(11)
Loss (gain) on the sale of businesses	125	—	45,139	—
(Gain) loss on debt extinguishment	—	—	91	1,556
Change in fair value of contingent consideration	(650)	(5,997)	(13,198)	(8,939)
Net income (loss) attributable to redeemable noncontrolling interest - discontinued operations	—	13	(2,779)	1
Net income (loss) attributable to noncontrolling interest - discontinued operations	—	—	—	(342)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	1,025	(1,219)	10,611	16,261
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	17,662	(3,902)	(1,928)	(7,199)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	508	14,993	40,414	26,460
Net cash provided by operating activities	10,851	22,026	61,922	69,117
Cash flows from investing activities:
Proceeds from sale of businesses, net of cash divested	—	33	(42,967)	83
Purchases of property and equipment	(1,552)	(5,023)	(6,289)	(19,881)
Purchase of a business, net of cash acquired	—	—	—	(6,930)
Purchases of marketable securities	—	(1,183)	—	(11,355)
Proceeds from sale of marketable securities	362	10,000	10,381	38,093
Proceeds from loan receivable	—	—	10,748	—
Purchases of investments	—	(100)	—	(300)
Issuance of loan receivable	—	(5,550)	—	(13,636)
Net cash provided by (used in) investing activities	(1,190)	(1,823)	(28,127)	(13,926)
Cash flows from financing activities:
Proceeds from stock option exercises	—	—	—	554
Tax payments related to shares withheld for share-based compensation plans	—	(63)	(27)	(158)
Payments on debt	—	(1,250)	(20,275)	(214,495)
Dividends paid	(4,499)	(4,400)	(13,471)	(13,182)
Distributions to noncontrolling interest	—	—	(1,078)	(3,380)
Payment of contingent consideration	—	(3,403)	(14,300)	(35,113)
Principal payments under finance lease obligation	(36)	(37)	(110)	(113)
Proceeds from borrowings on debt	—	1	—	212,420
Payments for debt issuance costs	—	—	—	(1,777)
Net cash provided by (used in) financing activities	(4,535)	(9,152)	(49,261)	(55,244)
Effect of exchange rates on cash, cash equivalents and restricted cash	—	(3)	(2)	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	5,126	11,048	(15,468)	(55)
Cash, cash equivalents and restricted cash:
Beginning	85,915	100,341	106,509	111,444
Ending	$91,041	$111,389	$91,041	$111,389

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated EBITDA to Net income (loss) attributable to common stockholders

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss) attributable to common stockholders. A reconciliation of this non-GAAP measure to net income (loss) attributable to common stockholders for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to common stockholders	$(11,980)	$2,719	$(92,550)	$2,771
Net income (loss) attributable to redeemable noncontrolling interest - discontinued operations	—	13	(2,779)	1
Net income (loss) attributable to noncontrolling interest - discontinued operations	—	—	—	(342)
Interest expense	4,087	4,346	12,648	12,464
Interest expense - discontinued operations	—	108	219	324
Interest income	(646)	(1,068)	(1,801)	(2,396)
Interest income - discontinued operations	—	(490)	(731)	(1,059)
Dividend income	—	—	(10)	(32)
Realized gain (loss) on marketable securities	1	33	110	94
(Gain) loss on debt extinguishment	—	—	91	1,556
Income tax expense	14,984	(1,012)	173	(3,055)
Income tax expense - discontinued operations	(125)	482	(770)	2,017
Amortization of syndication contracts	112	118	339	358
Payments on syndication contracts	(108)	(125)	(337)	(366)
Non-cash stock-based compensation	3,688	7,032	12,422	17,053
Depreciation and amortization	3,882	4,733	13,049	11,948
Depreciation and amortization - discontinued operations	—	2,623	3,958	8,388
Change in fair value of contingent consideration	(650)	(100)	(630)	621
Change in fair value of contingent consideration - discontinued operations	—	(5,897)	(12,568)	(9,560)
Impairment charge	—	989	—	989
Impairment charge - discontinued operations	—	—	49,438	—
Non-recurring cash severance and restructuring charge	1,722	—	4,849	612
Other operating (gain) loss - discontinued operations	125	—	45,139	—
EBITDA attributable to redeemable noncontrolling interest - discontinued operations	—	(319)	(167)	(736)
EBITDA attributable to noncontrolling interest - discontinued operations	—	—	—	(230)
Consolidated EBITDA (1)	$15,092	$14,185	$30,092	$41,420

(1) Consolidated EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is cash flows from operating activities. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities	$10,851	$22,026	$61,922	$69,117
Cash paid for capital expenditures (2)	(1,552)	(5,023)	(6,289)	(19,881)
Free cash flow (1)	$9,299	$17,003	$55,633	$49,236

(1)
Free cash flow is defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.